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                                  EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT
                                  DAVID HASPEL
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                    PANORAMA INTERNATIONAL PRODUCTIONS, INC.

                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT is made and entered into as of the 22 day of September, 1995, by and between PANORAMA INTERNATIONAL PRODUCTIONS, INC., a Delaware corporation (referred to as the "Employer" or "Company") and David K. Haspel (the "Employee").

                 WHEREAS, Employer is a newly formed entity which is in the process of acquiring all of the assets of Cinescope Enterprises, Inc. d/b/a Panorama International Productions, a 25-year-old production and distribution company specializing in destination, historical and cultural video tapes for sale to the tourist industry; and

                 WHEREAS, the Company wishes to employ Employee, and Employee wishes to accept such employment, on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, as well as the agreement to employ the Employee or to continue to employ the Employee under the terms and conditions contained herein, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

                 1. Employment. The Company hereby employs the Employee and Employee hereby accepts such employment, as President of the Company or, upon Employee's consent, such other position or title as may be designated by the Company from time to time. In such capacity, the Employee shall be responsible for supervision of the implementation of the policies and decisions of the Company's Board of Directors, and shall further cooperate with the management of the Company in formulating the Company's programs for strategic planning, operations, management, services and marketing. The Employee shall conduct such other executive level duties as may be assigned to him from time to time or in substitution therefor by the Board of Directors of the Company.

                 During the continuation of the Employee's employment by the Company hereunder, the Employee will, unless the Employee has first received the prior written consent of the Company, devote to the Company his full time and attention and will not engage in any other business.

                 2. Salary and Benefits. In consideration for the services rendered herein, Employee agrees to accept and Employer agrees to pay the following compensation as Employee's sole compensation, remuneration, consideration, salary and payment.
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                                    (a)    $135,000 per year, payable money (or
otherwise as agreed upon) for the period, commencing upon initial closing of the Company's Private Placement Memorandum ("Closing") and continuing thereafter for the term of this Agreement; provided, however that Employee shall receive an additional $15,000 in deferred salary upon Closing;

                                    (b)    Reimbursement for reasonable
out-of-pocket expenses incurred in connection with the business of the Company,

                                    (c)    Bonus compensation at the discretion
of the Company if the Company is profitable; and

                                    (d)    Such health insurance arrangements
or other benefits as granted by the Board of Directors from time to time, if any.

                    3. Term. Unless sooner terminated pursuant to paragraph 4 below, this Agreement shall be effective for a term commencing as of the date hereof and terminating in one year. Thereafter this Agreement shall continue month to month unless otherwise terminated.

                    4.    Termination.

                                    (a)    With Cause.  The Employer shall have
the right to immediately terminate the Employee's services hereunder in the event of Employee's conviction of a felony, embezzlement from the Company, act of willfully breaching or habitually neglecting the Company, or the dissolution of the Employer after an appropriate period of time to wind up the affairs of Employer in dissolution. Upon termination with cause all of Employee's benefits, including salary, shall cease.

                                    (b)    Voluntary Termination.  Employee
shall have the right to terminate his services at any time upon (30) days written notice to the Employer.

                                    (c)    Without Cause.  Employee may be
terminated on thirty day written notice without cause and in such event Employer shall pay Employee his then current salary for an additional six months subsequent to in complete satisfaction of any obligations that may be owed by the Company to Employee; provided Employee complies with the terms of this Agreement for such six month period. In the event of termination, Employee agrees to cooperate with the Company to ensure an orderly transaction.

                                    (d)    Continued Salary.  Employee shall
continue to receive his salary after termination, whether voluntary or otherwise, if Employee has acted as a guarantor of debts of the Company until Employee has been removed from liability on such guarantee agreement.





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                    5.    Prohibition of Employee Assignment.  This is an
Agreement for the personal services of Employee and is not transferable. The Employee agrees on behalf of the Employee and the Employee's heirs and executors, personal representation, and any other person or persons claiming any benefit under the Employee by virtue of this Agreement, that this Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee or the Employee's heirs, executors and personal representatives, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or any such rights, interests and benefits thereunder shall be null and void and without effect and shall relieve the Employer of any and all liability hereunder.

                    6.    Covenants of the Employee.

                            6.1   Ownership and Return of Documents.  The
Employee agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to the operations or business of the Company, some of which may be prepared by the Employee, and all objects associated therewith in any way obtained by the Employee in connection with his employment shall be the Company's property. The Employee shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities nor use any information concerning them except for the Company's benefit, either during the Employee's employment or thereafter. The Employee agrees that the Employee will deliver all of the aforementioned documents and objects that may be in his possession to the Company upon termination of the Employee's employment, or at any other time upon the Company's request, together with the Employee's written certification of compliance with the provision of this Section 6.1.

                            6.2   Confidential Information.  In connection with
his employment at the Company, Employee will have access to confidential information consisting of some or all of the following categories of information with respect to the Company. Company and Employee consider their relation one of confidence with respect to such information:

                                    (a)    Financial Information, including,
but not limited to, information relating to earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company generally, or to particular products, services, geographic areas, or time periods;

                                    (b)    Supply and Service Information,
including, but not limited to, information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers, and the extent that the combination of suppliers or use of a particular





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supplier, though generally known or available, yields advantages to the
Company, details of which are not generally known;

                                    (c)    Marketing Information, including,
but not limited to, information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                                    (d)    Personal Information, including, but
not limited to, information relating to Employee's personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other Employee information; and

                                    (e)    Customer Information, including, but
not limited to, information relating to past, existing or prospective customers, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists.

                 All of the foregoing are hereinafter referred to as "Trade Secrets." During and after the employment by the Company, regardless of the reasons that such employment ends, Employee agrees:

                                    (aa)   To hold all Trade Secrets in
confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in any capacity, position or business except as it directly relates to Employee's employment by the Company;

                                    (bb)   To use the Trade Secrets only in
furtherance of proper employment-related reasons of the Company to further the interests of the Company;

                                    (cc)   To take all reasonable actions that
Company deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the interest of the Company in the Trade Secrets; and

                                    (dd)   That any of the Trade Secrets,
whether prepared by Employee or which may come into Employee's possession during Employee's employment hereunder, are and remain the property of the Company, and all such Trade Secrets, including copies thereof, together with all other property belonging to either the Company or its affiliates, or used in their respective businesses, shall be delivered to or left with the Company.





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                 This Agreement does not apply to (i) information that by means other than Employee's deliberate or inadvertent disclosure becomes known to the public; or (ii) disclosure compelled by judicial or administrative proceedings after Employee diligently tries to avoid each disclosure without out-of-pocket expenses to himself and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confident treatment; or (iii) known to Employee prior to entering into this Agreement.

                 The Employee specifically waives any rights to customer names, customer lists, customer files or parts thereof or information Employee might otherwise be entitled to by virtue of any applicable state or federal law or regulation.

                    7. Covenant Not To Compete. Employee agrees not to compete with the Company by taking employment or owning directly or indirectly any interest in a competing entity during the term of this Agreement during his employment by Company and for any subsequent period for which he is being compensated, in the counties of states in which the Company has operations or sales; provided, that Employee may own an interest in any public company without violating this provision as long as such interest is not a controlling interest.

                    8. Governing Law. This Agreement shall be subject to and governed by the laws of the State of California.

                    9. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and contains all of the agreements between the parties with respect to the subject manner hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

                   10. Severability. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

                   11. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charges prepaid, and to the last known of the party to whom it is directed, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (i) when delivered, if by hand, (ii) on the next business day following timely deposit with a





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nationally recognized overnight delivery service, or (iii) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be accomplished, if sent by registered or certified mail, return receipt requested.

                   12. Attorneys Fees. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to collect from the losing party reasonable attorney's fees and costs, including those on appeal.

                   13. Arbitration. Any dispute between the Parties shall be determined by Arbitration in the manner provided under the Commercial Arbitration Rules of the American Arbitration Association then in effect in the State of California; such arbitration shall be conducted before one arbitrator, chosen in accordance with such rules and shall be binding on all parties to the dispute; judgment on the award of such arbitrator may be rendered by any court having jurisdiction of such parties and the subject matter. The expense of such Arbitration shall be borne equally by the parties thereto, except that each party shall bear the cost of its legal counsel.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be signed by its duly authorized officer and its corporate seal to be hereunto affixed, and the Employee has hereunto set Employee's hand on the day and year first above written.


                                        EMPLOYEE:


                                        /s/  David K. Haspel
                                        --------------------------------------
                                        David K. Haspel
                                        1111 Somera Road
                                        Los Angeles, CA 90077


                                        EMPLOYER:

                                        PANORAMA INTERNATIONAL
                                         PRODUCTIONS, INC.


                                        By:  /s/ Edward H. Resnick
                                             ---------------------------------
                                        Its: Chairman
                                             ---------------------------------





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